Exhibit 99.1

Neal Goldner
Investor Relations
Marriott Vacations Worldwide Corporation
407.206.6149
Neal.Goldner@mvwc.com
Ed Kinney
Corporate Communications
Marriott Vacations Worldwide Corporation
407.206.6278
Ed.Kinney@mvwc.com
Marriott Vacations Worldwide (“MVW”) Reports Fourth Quarter
and Full Year 2020 Financial Results
ORLANDO, Fla. – February 24, 2021 – Marriott Vacations Worldwide Corporation (NYSE: VAC) today reported fourth quarter and full year 2020 financial results.
“The recovery we have seen in our business continued into the fourth quarter, with occupancy and exchange transactions growing sequentially, and contract sales increasing 27% from the third quarter,” said Stephen P. Weisz, chief executive officer. “Looking forward, I remain extremely optimistic about the recovery in our leisure-focused business. Occupancies in a number of our drive-to and fly-to markets are holding up nicely, and as more and more people get vaccinated, I expect some of the pent up travel demand to manifest itself, which we're seeing in our forward bookings. We also look forward to closing the acquisition of Welk Resorts early in the second quarter, adding nicely to our existing footprint and providing substantial sales growth and margin improvement opportunity as we integrate the business.”

Fourth Quarter 2020:
•Consolidated Vacation Ownership contract sales totaled $178 million in the fourth quarter of 2020. On a sequential basis, contract sales increased 27%.
•Net loss attributable to common shareholders was $37 million, or $0.88 loss per fully diluted share.
•Adjusted net loss attributable to common shareholders was $3 million and adjusted fully diluted loss per share was $0.05.
•Adjusted EBITDA was $72 million in the fourth quarter of 2020.

Full Year 2020:
•Consolidated Vacation Ownership contract sales decreased 57% to $654 million.
•Net loss attributable to common shareholders was $275 million, or $6.65 loss per fully diluted share.
•Adjusted net loss attributable to common shareholders was $19 million and adjusted fully diluted loss per share was $0.45.
•Adjusted EBITDA decreased 69% to $235 million for the full year 2020.
•The Company ended 2020 with approximately $1.3 billion of liquidity, including $524 million in cash and cash equivalents.
•The Company continues to expect to generate at least $200 million of run rate synergy and other cost savings.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2020 Financial Results / 2
•Subsequent to the end of the year, the Company entered into a definitive agreement to acquire Welk Resorts, one of the largest independent timeshare companies in North America, for approximately $430 million, including approximately 1.4 million of the Company’s common shares. The acquisition is expected to close early in the second quarter of 2021.
•Subsequent to the end of the year, the Company issued $575 million of 0.00% Convertible Senior Notes due 2026 to help finance the acquisition of Welk Resorts and repaid $100 million of the principal of its term loan.
•The Company expects Consolidated Vacation Ownership contract sales to be between $190 million and $210 million in the first quarter of 2021.
Fourth Quarter 2020 Segment Results
Vacation Ownership
Revenues excluding cost reimbursements decreased 50% in the fourth quarter of 2020 compared to prior year, but increased 19% from the third quarter, as occupancies continued to improve. Management fees increased 3% compared to the prior year and financing revenue declined 6% due to lower full year contract sales, which resulted in a smaller notes receivable portfolio. Sale of vacation ownership products was $137 million in the quarter, a 40% improvement over the third quarter of 2020, and rental revenue increased 29% compared to the third quarter of 2020.
Vacation Ownership segment financial results were $33 million in the fourth quarter of 2020, and segment Adjusted EBITDA was $73 million, a 169% increase from the third quarter. The Company now expects to experience higher defaults than estimated back in the first quarter and took a $13 million net charge this quarter to increase its notes receivable reserve. Adjusted EBITDA excludes the impact of this charge.
Exchange & Third-Party Management
Revenues excluding cost reimbursements decreased 27% in the fourth quarter of 2020 compared to the prior year primarily due to lower exchange and rental transactions, and lower management fees as a result of the COVID-19 pandemic. Interval International exchange volumes increased 17% compared to the prior year and active members declined 9% for the same period to 1.5 million. Average revenue per member decreased nearly 5% to $36.62 compared to the prior year primarily due to lower Getaway rentals and was largely unchanged compared to the third quarter of 2020.
Exchange & Third-Party Management segment financial results were $24 million in the fourth quarter of 2020, and segment Adjusted EBITDA was $28 million.
Corporate and Other
General and administrative costs declined $27 million in the fourth quarter of 2020 compared to the prior year, primarily related to synergy savings, lower costs associated with the furlough and reduced work week programs, savings due to a CARES Act retention tax credit, and lower overall spending across the business on technology, travel, training, and other costs as a result of the COVID-19 pandemic.
COVID-19 Update
•In its Vacation Ownership business:
•Most of the Company’s sales centers were open as of the end of 2020. During December, the Company closed ten sales centers that it had previously reopened in Kauai, Hawaii and California due to government restrictions. Subsequent to the end of the fourth quarter, the Company reopened the California sales centers that it had closed in December.
•Resort occupancies increased sequentially to 68% in the fourth quarter from 57% in the third quarter, reflecting leisure customers’ desire to travel.
•More than 90% of the resorts in the Company’s Interval International business had reopened by the end of 2020.
•Share repurchases and dividends continue to be temporarily suspended.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2020 Financial Results / 3
Balance Sheet and Liquidity
The Company ended the year with nearly $1.3 billion in liquidity, including $524 million of cash and cash equivalents, $147 million of gross notes receivable that were eligible for securitization, and $597 million of available capacity under its revolving credit facility.
The Company had $4.3 billion in debt outstanding, net of unamortized debt issuance costs, at the end of the fourth quarter of 2020, an increase of $0.2 billion from year-end 2019. This debt included $2.7 billion of corporate debt and $1.6 billion of non-recourse debt related to its securitized notes receivable.
The Company entered into an amendment to its Credit Agreement in May 2020 which suspended the requirement to comply with a maximum three times first lien leverage ratio through the first quarter of 2021, and further amended its Credit Agreement in February 2021 to extend that suspension through the end of the fourth quarter of this year.
Acquisition of Welk Resorts
Subsequent to the end of 2020, the Company entered into a definitive agreement to acquire Welk Resorts, one of the largest independent timeshare companies in North America, for approximately $430 million, including approximately 1.4 million of the Company’s common shares. The Company intends to rebrand all of the Welk resorts as Hyatt Residence Club resorts once obtaining all necessary approvals, dramatically increasing its Hyatt Residence Club’s footprint while providing the Company substantial future growth opportunities. The acquisition is expected to close early in the second quarter of 2021.
Additionally, subsequent to the end of 2020, the Company issued $575 million of 0.00% Convertible Senior Notes due 2026 with an initial conversion price of $171.01 per share. To reduce the potential dilution to the Company’s earnings per share upon conversion of the Notes, the Company also entered into privately negotiated convertible note and warrant transactions at an initial strike price of $213.76 per share, which represents a premium of 75% over the last reported sale price of the Company’s common stock on January 27, 2021.
The Company expects to use the net proceeds to finance and consummate the acquisition of Welk Resorts, repay certain outstanding Welk Resorts debt and pay transaction expenses and other fees in connection therewith, and to the extent of any remaining proceeds, for other general corporate purposes. The Company also repaid $100 million of its outstanding term loan.
Non-GAAP Financial Information
Non-GAAP financial measures, such as adjusted net income attributable to common shareholders, adjusted EBITDA, adjusted fully diluted earnings per share, and adjusted development margin, are reconciled and adjustments are shown and described in further detail in the Financial Schedules that follow.
Fourth Quarter 2020 Financial Results Conference Call
The Company will hold a conference call on February 25, 2021 at 8:30 a.m. ET to discuss these financial results and provide an update on business conditions. Participants may access the call by dialing (877) 407-8289 or (201) 689-8341 for international callers. A live webcast of the call will also be available in the Investor Relations section of the Company's website at ir.mvwc.com. An audio replay of the conference call will be available for 30 days on the Company’s website.
About Marriott Vacations Worldwide Corporation
Marriott Vacations Worldwide Corporation is a leading global vacation company that offers vacation ownership, exchange, rental and resort and property management, along with related businesses, products and services. The Company has a diverse portfolio that includes seven vacation ownership brands. It also includes exchange networks and membership programs, as well as management of other resorts and lodging properties. As a leader and innovator in the vacation industry, the Company upholds the highest standards of excellence in serving its customers, investors and associates while maintaining exclusive, long-term relationships with Marriott International, Inc. and Hyatt Hotels Corporation for the development, sales and marketing of vacation ownership products and services. For more information, please visit www.marriottvacationsworldwide.com.

Marriott Vacations Worldwide Reports Fourth Quarter and Full Year 2020 Financial Results / 4
Note on forward-looking statements
This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including statements about synergies expected by the end of 2021. The Company cautions you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitation, conditions beyond our control such as the length and severity of the current COVID-19 pandemic and its effect on our operations; the effect of any governmental actions, including restrictions on travel, or mandated employer-paid benefits in response to the COVID-19 pandemic; the Company’s ability to manage and reduce expenditures in a low revenue environment; volatility in the economy and the credit markets, changes in supply and demand for vacation ownership products, competitive conditions, the availability of additional financing when and if required, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.
Financial Schedules Follow

MARRIOTT VACATIONS WORLDWIDE CORPORATION
FINANCIAL SCHEDULES
QUARTER 4, 2020

MARRIOTT VACATIONS WORLDWIDE CORPORATION
SUMMARY FINANCIAL INFORMATION
(In millions, except VPG, total active members, average revenue per member and per share amounts)

	Quarter Ended		Change %	Fiscal Year Ended		Change %
	December 31, 2020	December 31, 2019		December 31, 2020	December 31, 2019
Key Measures
Total consolidated contract sales	$178	$394	(55%)	$654	$1,524	(57%)
VPG	$3,826	$3,499	9%	$3,767	$3,403	11%
Total Interval International active members (000's)(1)	$1,518	$1,670	(9%)	$1,518	$1,670	(9%)
Average revenue per member(1)	$36.62	$38.38	(5%)	$144.97	$168.73	(14%)

GAAP Measures
Revenues	$747	$1,116	(33%)	$2,886	$4,259	(32%)
(Loss) income before income taxes and noncontrolling interests	$(24)	$109	(121%)	$(340)	$225	(251%)
Net (loss) income attributable to common shareholders	$(37)	$74	(150%)	$(275)	$138	(299%)
(Loss) earnings per share - diluted	$(0.88)	$1.71	(151%)	$(6.65)	$3.09	(315%)

Non-GAAP Measures **
Adjusted EBITDA	$72	$207	(65%)	$235	$758	(69%)
Adjusted pretax income (loss)	$5	$149	(96%)	$(18)	$504	(103%)
Adjusted net (loss) income attributable to common shareholders	$(3)	$105	(102%)	$(19)	$348	(105%)
Adjusted (loss) earnings per share - diluted	$(0.05)	$2.43	(102%)	$(0.45)	$7.81	(106%)

(1) Includes members at the end of each period for the Interval International exchange network only.

ADJUSTED EBITDA BY SEGMENT
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Vacation Ownership	$73	$224	$229	$794
Exchange & Third-Party Management	28	38	119	183
Segment Adjusted EBITDA**	101	262	348	977
General and administrative	(27)	(55)	(118)	(222)
Consolidated property owners’ associations	(2)	—	5	3
Adjusted EBITDA**	$72	$207	$235	$758

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Quarter Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
REVENUES
Sale of vacation ownership products	$137	$379	$546	$1,354
Management and exchange	207	241	755	949
Rental	67	141	276	573
Financing	61	66	267	275
Cost reimbursements	275	289	1,042	1,108
TOTAL REVENUES	747	1,116	2,886	4,259
EXPENSES
Cost of vacation ownership products	40	91	150	349
Marketing and sales	97	189	419	748
Management and exchange	125	155	442	547
Rental	76	88	321	357
Financing	22	26	107	91
General and administrative	33	60	154	248
Depreciation and amortization	30	35	123	141
Litigation charges	2	2	6	7
Restructuring	5	—	25	—
Royalty fee	23	27	95	106
Impairment	2	—	100	99
Cost reimbursements	275	289	1,042	1,108
TOTAL EXPENSES	730	962	2,984	3,801
Gains (losses) and other income (expense), net	16	11	(26)	16
Interest expense	(38)	(32)	(150)	(132)
ILG acquisition-related costs	(18)	(24)	(62)	(118)
Other	(1)	—	(4)	1
(LOSS) INCOME BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(24)	109	(340)	225
(Provision) benefit for income taxes	(7)	(33)	84	(83)
NET (LOSS) INCOME	(31)	76	(256)	142
Net income attributable to noncontrolling interests	(6)	(2)	(19)	(4)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(37)	$74	$(275)	$138

(LOSS) EARNINGS PER SHARE ATTRIBUTABLE TO COMMON SHAREHOLDERS
Basic	$(0.88)	$1.74	$(6.65)	$3.13
Diluted	$(0.88)	$1.71	$(6.65)	$3.09

NOTE: (Loss) earnings per share - Basic and (Loss) earnings per share - Diluted are calculated using whole dollars.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS AND
ADJUSTED EARNINGS PER SHARE - DILUTED
(In millions, except per share amounts)

	Quarter Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net (loss) income attributable to common shareholders	$(37)	$74	$(275)	$138
Provision (benefit) for income taxes	7	33	(84)	83
(Loss) income before income taxes attributable to common shareholders	(30)	107	(359)	221
Certain items:(1)
Litigation charges	2	2	6	7
Restructuring	5	—	25	—
(Gains) losses and other (income) expense, net	(16)	(11)	26	(16)
ILG acquisition-related costs	18	24	62	118
Impairment charges	2	—	100	99
Purchase price adjustments(2)	14	27	61	73
Other	10	—	61	2
Adjusted pretax income (loss) **	5	149	(18)	504
(Provision) benefit for income taxes	(8)	(44)	(1)	(156)
Adjusted net (loss) income attributable to common shareholders**	$(3)	$105	$(19)	$348
Diluted shares	41.3	42.9	41.3	44.5
Adjusted (loss) earnings per share - Diluted **	$(0.05)	$2.43	$(0.45)	$7.81

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) See further details on A-4.

(2) Includes certain items included in depreciation and amortization.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
ADJUSTED EBITDA
(In millions)
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(37)	$74	$(275)	$138
Interest expense(1)	38	32	150	132
Provision (benefit) for income taxes	7	33	(84)	83
Depreciation and amortization	30	35	123	141
Share-based compensation	13	8	37	37
Certain items before income taxes:
Litigation charges	2	2	6	7
(Gains) losses and other (income) expense, net:
Dispositions	—	(19)	(1)	(19)
Hurricane business interruption insurance claims	—	—	(4)	(9)
Various tax related matters	—	8	26	8
Debt related matters	—	6	—	6
Foreign currency translation	(14)	(6)	11	2
Other	(2)	—	(6)	(4)
ILG acquisition-related costs	18	24	62	118
Impairment charges	2	—	100	99
Purchase price adjustments	—	10	4	17
COVID-19 related adjustments:
Sales reserve adjustment, net	13	—	50	—
Accrual for health and welfare costs for furloughed associates	(5)	—	2	—
Restructuring	5	—	25	—
Other	2	—	9	2
ADJUSTED EBITDA**	$72	$207	$235	$758

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Interest expense excludes consumer financing interest expense associated with term loan securitization transactions.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT FINANCIAL RESULTS
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
REVENUES
Sale of vacation ownership products	$137	$379	$546	$1,354
Resort management and other services	89	119	356	488
Rental	59	128	239	512
Financing	61	65	265	271
Cost reimbursements	300	301	1,124	1,136
TOTAL REVENUES	646	992	2,530	3,761
EXPENSES
Cost of vacation ownership products	40	91	150	349
Marketing and sales	89	177	386	695
Resort management and other services	31	55	136	229
Rental	83	105	363	390
Financing	22	25	106	89
Depreciation and amortization	17	18	71	68
Litigation charges	2	2	6	6
Restructuring	4	—	15	—
Royalty fee	23	27	95	106
Impairment	2	—	8	99
Cost reimbursements	300	301	1,124	1,136
TOTAL EXPENSES	613	801	2,460	3,167
Gains and other income, net	—	19	12	28
Other	—	—	(3)	1
SEGMENT FINANCIAL RESULTS BEFORE NONCONTROLLING INTERESTS	33	210	79	623
Net loss attributable to noncontrolling interests	—	1	—	—
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$33	$211	$79	$623

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CONSOLIDATED CONTRACT SALES TO ADJUSTED DEVELOPMENT MARGIN
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Consolidated contract sales	$178	$394	$654	$1,524
Less resales contract sales	(3)	(7)	(12)	(30)
Consolidated contract sales, net of resales	175	387	642	1,494
Plus:
Settlement revenue	2	5	14	24
Resales revenue	1	4	7	14
Revenue recognition adjustments:
Reportability	10	32	58	(8)
Sales reserve	(39)	(33)	(129)	(112)
Other(1)	(12)	(16)	(46)	(58)
Sale of vacation ownership products	137	379	546	1,354
Less:
Cost of vacation ownership products	(40)	(91)	(150)	(349)
Marketing and sales	(89)	(177)	(386)	(695)
Development margin	8	111	10	310
Revenue recognition reportability adjustment	(7)	(22)	(39)	6
Other(2)	13	3	43	11
Adjusted development margin **	$14	$92	$14	$327
Development margin percentage(3)	5.9%	29.3%	1.8%	22.9%
Adjusted development margin percentage(3)	10.0%	26.2%	2.6%	24.1%

** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

(1) Adjustment for sales incentives that will not be recognized as Sale of vacation ownership products revenue and other adjustments to Sale of vacation ownership products revenue as well as the impact of reversing revenue for certain Legacy-ILG closed contracts for which no first mortgage payment had been received.

(2) Includes net sales reserve charge related primarily to COVID-19 and purchase price adjustments.

(3) Development margin percentage represents Development Margin divided by Sale of vacation ownership products. Adjusted development margin percentage represents Adjusted development margin divided by Sale of vacation ownership products revenue after adjusting for revenue reportability and other charges.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT FINANCIAL RESULTS
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
REVENUES
Management and exchange	$51	$66	$211	$298
Rental	8	13	37	61
Financing	—	1	2	4
Cost reimbursements	14	23	59	91
TOTAL REVENUES	73	103	309	454
EXPENSES
Marketing and sales	8	12	33	53
Management and exchange	21	24	89	101
Rental	3	6	11	28
Financing	—	1	1	2
Depreciation and amortization	5	11	19	47
Restructuring	1	—	4	—
Impairment	—	—	92	—
Cost reimbursements	14	23	59	91
TOTAL EXPENSES	52	77	308	322
Gains (losses) and other income (expense), net	3	(4)	(2)	(3)
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$24	$22	$(1)	$129

MARRIOTT VACATIONS WORLDWIDE CORPORATION
CORPORATE AND OTHER FINANCIAL RESULTS
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
REVENUES
Management and exchange(1)	$67	$56	$188	$163
Cost reimbursements(1)	(39)	(35)	(141)	(119)
TOTAL REVENUES	28	21	47	44
EXPENSES
Management and exchange(1)	73	76	217	217
Rental(1)	(10)	(23)	(53)	(61)
General and administrative	33	60	154	248
Depreciation and amortization	8	6	33	26
Litigation charges	—	—	—	1
Restructuring	—	—	6	—
Cost reimbursements(1)	(39)	(35)	(141)	(119)
TOTAL EXPENSES	65	84	216	312
Gains (losses) and other income (expense), net	13	(4)	(36)	(9)
Interest expense	(38)	(32)	(150)	(132)
ILG acquisition-related costs	(18)	(24)	(62)	(118)
Other	(1)	—	(1)	—
FINANCIAL RESULTS BEFORE INCOME TAXES AND NONCONTROLLING INTERESTS	(81)	(123)	(418)	(527)
(Provision) benefit for income taxes	(7)	(33)	84	(83)
Net income attributable to noncontrolling interests(1)	(6)	(3)	(19)	(4)
FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(94)	$(159)	$(353)	$(614)

(1) Represents the impact of the consolidation of owners’ associations of the acquired Legacy-ILG vacation ownership properties under the voting interest model, which represents the portion related to individual or third-party vacation ownership interest (“VOI”) owners.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
VACATION OWNERSHIP SEGMENT ADJUSTED EBITDA
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$33	$211	$79	$623
Depreciation and amortization	17	18	71	68
Share-based compensation expense	2	2	6	8
Certain items:
Litigation charges	2	2	6	6
(Gains) losses and other (income) expense, net:
Dispositions	—	(19)	(6)	(19)
Hurricane business interruption insurance claims	—	—	(4)	(9)
Foreign currency translation	—	—	(1)	—
Other	—	—	(1)	—
Impairment charges	2	—	8	99
Purchase price adjustments	—	10	3	17
Effects of COVID-19:
Sales reserve adjustment, net	13	—	50	—
Restructuring	4	—	15	—
Other	—	—	3	1
SEGMENT ADJUSTED EBITDA **	$73	$224	$229	$794
** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
EXCHANGE & THIRD-PARTY MANAGEMENT SEGMENT ADJUSTED EBITDA
(In millions)

	Quarter Ended		Fiscal Year Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
SEGMENT FINANCIAL RESULTS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$24	$22	$(1)	$129
Depreciation and amortization	5	11	19	47
Share-based compensation expense	1	1	2	3
Certain items:
(Gains) losses and other (income) expense, net:
Dispositions	—	—	5	—
Foreign currency translation	(2)	4	—	4
Other	(1)	—	(3)	(1)
Impairment charges	—	—	92	—
Purchase price adjustments	—	—	1	1
Effects of COVID-19:
Restructuring	1	—	4	—
SEGMENT ADJUSTED EBITDA **	$28	$38	$119	$183
** Denotes non-GAAP financial measures. Please see “Non-GAAP Financial Measures” for additional information about our reasons for providing these alternative financial measures and limitations on their use.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
QUARTERLY OPERATING METRICS
(Contract sales in millions)

	Year	Quarter Ended				Full Year
		March 31	June 30	September 30	December 31
Vacation Ownership
Consolidated Contract Sales
Total	2020	$306	$30	$140	$178	$654
	2019	$354	$386	$390	$394	$1,524
	2018(1)	$337	$365	$372	$358	$1,432

Legacy-MVW	2020	$185	$25	$109	$115	$434
	2019	$223	$246	$244	$239	$952
	2018	$204	$232	$242	$224	$902

Legacy-ILG	2020	$121	$5	$31	$63	$220
	2019	$131	$140	$146	$155	$572
	2018(1)	$133	$133	$130	$134	$530

VPG(2)
Total	2020	$3,680	$3,717	$3,904	$3,826	$3,767
	2019	$3,350	$3,299	$3,461	$3,499	$3,403
	2018(1)	$3,426	$3,248	$3,367	$3,208	$3,308

Legacy-MVW(3)	2020	$3,989	$6,039	$4,717	$4,096	$4,254
	2019	$3,777	$3,700	$3,789	$3,727	$3,747
	2018	$3,728	$3,672	$3,781	$3,496	$3,666

Legacy-ILG	2020	$3,442	$1,871	$3,129	$3,935	$3,477
	2019	$3,042	$2,981	$3,232	$3,394	$3,163
	2018(1)	$3,227	$2,857	$2,966	$3,039	$3,017

Exchange & Third-Party Management
Total Interval International active members (000's)(4)	2020	1,636	1,571	1,536	1,518	1,518
	2019	1,694	1,691	1,701	1,670	1,670
	2018(1)	1,822	1,800	1,802	1,802	1,802

Average revenue per member(4)	2020	$41.37	$30.17	$36.76	$36.62	$144.97
	2019	$46.24	$43.23	$40.89	$38.38	$168.73
	2018(1)	$47.61	$42.10	$39.97	$37.37	$167.12

(1) Includes Legacy-ILG as if acquired at the beginning of fiscal year 2018.
(2) VPG for the second quarter of 2020 is impacted by the majority of the sales in the quarter coming from our enhanced phone sales program that do not count as a tour in the VPG calculation. Also, there were limited site-based tours in the second quarter due to sales center closures.

(3) Represents Legacy-MVW North America VPG.
(4) Includes members at the end of each period for the Interval International exchange network only.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
NON-GAAP FINANCIAL MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed by GAAP. We discuss our reasons for reporting these non-GAAP financial measures below, and the financial schedules included herein reconcile the most directly comparable GAAP financial measure to each non-GAAP financial measure that we report (identified by a double asterisk (“**”) on the preceding pages). Although we evaluate and present these non-GAAP financial measures for the reasons described below, please be aware that these non-GAAP financial measures have limitations and should not be considered in isolation or as a substitute for revenues, net income attributable to common shareholders, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and / or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP financial measures we report may not be comparable to those reported by others.
Certain Items Excluded from Adjusted Net Income Attributable to Common Shareholders, Adjusted EBITDA and Adjusted Development Margin
We evaluate non-GAAP financial measures, including Adjusted pretax (loss) income, Adjusted net (loss) income attributable to common shareholders, Adjusted EBITDA and Adjusted development margin, that exclude certain items in the quarters and fiscal years ended December 31, 2020 and December 31, 2019, because these non-GAAP financial measures allow for period-over-period comparisons of our on-going core operations before the impact of these items. These non-GAAP financial measures also facilitate our comparison of results from our on-going core operations before these items with results from other vacation ownership companies.
Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses)
We evaluate Adjusted Development Margin (Adjusted Sale of Vacation Ownership Products Net of Expenses) as an indicator of operating performance. Adjusted Development Margin adjusts Sale of vacation ownership products revenues for the impact of revenue reportability, includes corresponding adjustments to Cost of vacation ownership products expense and Marketing and sales expense associated with the change in revenues from the Sale of vacation ownership products, and may include adjustments for certain items as itemized in the discussion in the preceding paragraph. We evaluate Adjusted Development Margin because it allows for period-over-period comparisons of our on-going core operations before the impact of revenue reportability and certain items to our Development Margin.
Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA
EBITDA is defined as earnings, or net income attributable to common shareholders, before interest expense (excluding consumer financing interest expense associated with term loan securitization transactions), provision for income taxes, depreciation and amortization. Adjusted EBITDA reflects additional adjustments for certain items, as itemized in the discussion of Adjusted Net Income Attributable to Common Shareholders in the preceding pages, and excludes share-based compensation expense to address considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted. Prior period presentation has been recast for consistency. For purposes of our EBITDA and Adjusted EBITDA calculations, we do not adjust for consumer financing interest expense associated with term loan securitization transactions because we consider it to be an operating expense of our business. We consider EBITDA and Adjusted EBITDA to be indicators of operating performance, which we use to measure our ability to service debt, fund capital expenditures and expand our business. We also use EBITDA and Adjusted EBITDA, as do analysts, lenders, investors and others, because these measures exclude certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA and Adjusted EBITDA also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. We believe Adjusted EBITDA is useful as an indicator of operating performance because it allows for period-over-period comparisons of our on-going core operations before the impact of the excluded items. Adjusted EBITDA also facilitates comparison by us, analysts, investors, and others, of results from our on-going core operations before the impact of these items with results from other vacation companies.